                                                                      Exhibit 25

                                    FORM T-1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)_____

                                   ----------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                     New York                          13-3818954
           (Jurisdiction of incorporation           (I.R.S. employer
            if not a U.S. national bank)           identification No.)

               114 West 47th Street                   10036-1532
                   New York, NY                       (Zip Code)
             (Address of principal
               executive offices)

                                   ----------

                               BE AEROSPACE, INC.
               (Exact name of issuer as specified in its charter)

                    Delaware                         06-1209796
         (State or other jurisdiction of           (I.R.S. employer
          incorporation or organization)          identification No.)

            1400 Corporate Center Way                    33414
                 Wellington, FL                        (Zip Code)
            Telephone (561) 791-5000

    (Address including zip code, and telephone number, including area code, of issuer's principal executive offices)

                                   ----------

                 8% Series B Senior Subordinated Notes Due 2008
                      (Title of the indenture securities)

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                                                                      Exhibit 25

                                    GENERAL



1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation Washington, D.C.
            New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3,4,5,6,7,8,9,10,11,12,13,14 and 15:

     BE Aerospace, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3,4,5,6,7,8,9,10,11,12,13,14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

                                                                      Exhibit 25



16.  LIST OF EXHIBITS
      (cont'd)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 13, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of April, 1998.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By: /s/ Margaret Ciesmelewski
  ---------------------------
  Margaret Ciesmelewski
  Assistant Vice President

                                                                   Exhibit 25
                                                                   Exhibit T-1.6

The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK



___________________________
By:  /s/ Gerald F. Ganey
     Senior Vice President

                                                                      EXHIBIT 25
                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1997
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                               $   80,246
Short-Term Investments                                                   386,006
Securities, Available for Sale                                           661,596
Loans                                                                  1,774,551
Less: Allowance for Credit Losses                                         16,202
                                                                      ----------
    Net Loans                                                          1,758,349
Premises and Equipment                                                    61,477
Other Assets                                                             124,499
                                                                      ----------
    TOTAL ASSETS                                                      $3,072,173
                                                                      ==========

LIABILITIES
Deposits:
    Non-Interest Bearing                                              $  686,507
    Interest Bearing                                                   1,773,254
                                                                      ----------
      Total Deposits                                                   2,459,761
Short-Term Credit Facilities                                             295,342
Accounts Payable and Accrued Liabilities                                 149,775
                                                                      ----------
    TOTAL LIABILITIES                                                 $2,904,878
                                                                      ==========

STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        100,235
Unrealized Gains on Securities
    Available for Sale (Net of Taxes)                                      2,524
                                                                      ----------
TOTAL STOCKHOLDER'S EQUITY                                               167,295
                                                                      ----------
     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                       $3,072,178
                                                                      ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998